Exhibit 99
NEWS RELEASE

For Immediate Release

Community Partners Bancorp
Announces 3% Stock Dividend

Middletown, New Jersey – August 25, 2009

Community Partners Bancorp (NASDAQ CM:  CPBC) (the “Company”), the parent company of Two River Community Bank, announced that the Board of Directors of the Company has approved a 3% stock dividend.  The dividend will be payable on October 23, 2009 to shareholders of record as of September 25, 2009.  The dividend will increase shares outstanding by approximately 208,795.  Charles T. Parton, the Company’s Chairman and Interim President & CEO commented, “We are pleased our Board has voted to declare a stock dividend for our shareholders for the fourth consecutive year.  In declaring the stock dividend, the Board of Directors wishes to recognize and reward the loyalty and confidence of our ownership base.”

Community Partners Bancorp is the holding company for Two River Community Bank, which is headquartered in Middletown, New Jersey.  Two River Community Bank currently operates eleven branches throughout Monmouth County.  The Town Bank, with four branches in Union County, operates as a division of Two River.  More information about Community Partners is available at www.communitypartnersbancorp.com.

*******

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence strategies and expectations, which involve risks and uncertainties. These statements may be identified by such forward-looking terminology as “will,” “will likely result,” “could,” “anticipates,” “believes,” “continues,” “expects,” “plans,” “will continue,” “anticipate,” “estimate,” “project,” “outlook,” or similar expressions or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in governmental  policies, legislative and regulatory changes, increased competition, rapid growth, reliance on management and other key personnel, and other such risks.  Additional factors that could cause actual results to differ materially are discussed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.   The Company assumes no obligation for updating any such forward-looking statements at any time, except as required by law.

#
Media Information Contact:

Charles T. Parton, Interim President & CEO
732-450-8952 cparton@tworiverbank.com

Michael J. Gormley, EVP, COO, CFO
732-389-6051 mgormley@tworiverbank.com